EXHIBIT 99.1

500 Linden Oaks
Rochester, New York 14625

VirtualScopics Reports Fourth-Quarter and Full-Year 2009 Results; Net Income
Achieved in Fourth Quarter
Full-year gross profit grows over 80%

ROCHESTER, NY – February 25, 2010 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, announced today that the company reported net income in the fourth quarter of 2009 of $373,917. This is the first reported quarterly net income in the company’s history. Fourth quarter 2008 reported a loss of ($304,536).

Other highlights for the fourth quarter ended December 31, 2009 include:
•	Revenues of $2.9 million, representing a 50% increase over prior year’s fourth quarter.
•	Gross profit of $1,505,904 compared to $973,522 in the fourth quarter of 2008, representing a 55% increase.
•	Operating income of $92,519 compared to a loss of ($313,915) in the fourth quarter of 2008.
•
Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and gain/loss from derivative financial instrument (“Adjusted EBITDA”) was $441,438 for the quarter ended December 31, 2009 compared to Adjusted EBITDA of $1,061 for the comparable period in 2008.

Highlights for the full year ended December 31, 2009 include:
•	Revenues of $10.4 million compared to $7.1 million in 2008, a 46% increase.
•	Gross profit of $5,615,354 for the full year of 2009, compared to $3,099,320 in 2008, an 81% increase.
•	Adjusted EBITDA of $1,257,395 compared to ($1,096,832) for the full year of 2008.
•	Net loss of ($1,011,226) compared to a net loss of ($2,628,742) in 2008.
•	Net cash flow provided by operating activities was $1.2 million compared to net cash used in operating activities of ($812,000) for the comparable period in 2008.

 “We are delighted to report net income for the first time, yet we continue to believe Adjusted EBITDA is the best measure of the company’s success,” stated Jeff Markin, president and chief executive officer of VirtualScopics.  He added, “Adjusted EBITDA reflects the true cash generation and profitability of the company. For the full year 2009, our Adjusted EBITDA increased $2.4 million when compared to 2008, resulting in an Adjusted EBITDA of nearly $1.3 million for 2009.” He further added, “To meet the growing demand of our customers, we increased our operational staff by nearly 50% throughout 2009 while maintaining a corresponding focus on operational efficiency, thereby enabling us to report a 54% gross profit margin last year.  We believe this will effectively position us to deliver upon the project volume we expect in 2010.”

“Over the past two years we’ve increased our revenues by 85% and reduced our operating loss by 94%,” stated Molly Henderson, chief business and financial officer of VirtualScopics. She continued, “This represents a nearly 90% net margin on new business which not only demonstrates the strength of our business but also the efficiency of our operations.” She added, “Of further significance during 2009 was the increase in our average contract size which ultimately demonstrates our customers’ confidence and the value of our services. In 2009, our average contract size increased 50% to just over $500,000 per contract.” Ms. Henderson concluded, “2009 was the cornerstone year for us in that we exceeded $10 million in revenues, $5.6 million in gross profit, and generated over $1 million in cash. We fully anticipate leveraging this growth throughout 2010 and beyond. As such, we estimate revenue growth of at least 25% for 2010 bringing our forecasted full-year revenues over $13 million with a full-year gross margin approximating 50% in 2010 and Adjusted EBITDA of $1.5 million.”

Jeff Markin and Molly Henderson will provide a business and 2010 update and discuss these results during the conference call on Thursday, February 25, 2010 at 11:00 a.m. EST. Interested participants should call 877-407-8035 when calling within the United States or 201-689-8035 when calling internationally.  This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock compensation expense and the loss on derivative instrument (mark to market adjustment for warrants).  This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP, however, with the adoption of ASC 815-40 and the non-cash variable nature of stock compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income/(loss), below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:	Company Contact:
Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625
(585)249.6231

VirtualScopics, Inc. and Subsidiary
Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2009	2008	2009	2008
	(unaudited)

Revenues	$2,919,459	$1,947,501	$10,392,825	$7,130,518
Cost of services	1,413,555	973,979	4,777,471	4,031,198
Gross profit	1,505,904	973,522	5,615,354	3,099,320
Gross margin	52%	50%	54%	43%

Operating expenses
Research and development	225,821	243,553	975,311	941,193
Sales and marketing	362,521	282,854	1,240,309	1,219,882
General and administrative	476,124	446,054	2,142,339	2,035,076
Stock-based compensation expense	230,677	199,392	1,067,080	1,123,283
Depreciation and amortization	118,242	115,584	469,585	466,150
Total operating expenses	1,413,385	1,287,437	5,894,624	5,785,584
Operating income (loss)	92,519	(313,915)	(279,270)	(2,686,264)

Other income (expense)
Interest income	3,169	13,920	7,116	73,599
Other expense	(9,724)	(4,541)	(22,027)	(16,077)
Gain (Loss) on derivative financial instrument	287,953	-	(717,045)	-
Total other income (expense)	281,398	9,379	(731,956)	57,522
Net Income (Loss)	$373,917	$(304,536)	$(1,011,226)	$(2,628,742)

Series B preferred stock cash dividend	59,802	84,520	304,318	338,827
Net income (loss) attributable to common stockholders	$314,115	$(389,056)	$(1,315,544)	$(2,967,569)

Basic and diluted net income (loss) per common share	$0.01	$(0.02)	$(0.05)	$(0.13)

Weighted average number of common shares outstanding
Basic	24,990,515	23,492,651	24,102,126	23,389,705
Diluted	30,789,084	23,492,651	24,102,126	23,389,705

VirtualScopics, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31,
	2009	2008
Assets

Current assets
Cash	$4,327,410	$3,143,904
Accounts receivable	1,481,381	1,021,110
Prepaid expenses and other current assets	387,247	263,297
Total current assets	6,196,038	4,428,311
Patents, net	1,832,560	1,920,446
Property and equipment, net	456,169	355,479
Other assets	33,258	156,788
Total assets	$8,518,025	$6,861,024

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$658,430	$659,009
Accrued payroll	837,177	554,425
Unearned revenue	1,011,498	291,594
Derivative liability	1,139,953	-
Total current liabilities	3,647,058	1,505,028

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized; 8,400 shares designated Series A; issued and outstanding: 3,438 and 3,976 shares at December 31, 2009 and December 31, 2008, respectively; liquidation preference $1,000 per share	3	4
6,000 shares designated Series B; issued and outstanding: 2,910 and 4,226 shares at December 31, 2009 and December 31, 2008 respectively; liquidation preference $1,000 per share	3	4
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 25,233,255 shares at December 31, 2009 and 23,502,352 shares at December 31, 2008	25,233	23,503
Additional paid-in capital	14,354,929	16,546,550
Accumulated deficit	(9,509,201)	(11,214,065)
Total stockholders' equity	4,870,967	5,355,996
Total liabilities and stockholders' equity	$8,518,025	$6,861,024

	Three Months Ended	Three Months Ended
Adjusted EBITDA (non-GAAP measurement):	December 31, 2009	December 31, 2008

Net income (loss)	$373,917	$(304,536)
Interest income and other expenses	6,555	(9,379)
Depreciation and amortization	118,242	115,584
Stock-based compensation expense	230,677	199,392
Gain on derivative financial instrument	(287,953)	-
Adjusted EBITDA	$441,438	$1,061
Basic Adjusted EBITDA per common share, non-GAAP	$0.02	$0.00
Diluted Adjusted EBITDA per common share, non-GAAP	$0.01	$0.00

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008
Net loss	$(1,011,226)	$(2,628,742)
Interest income and other expenses	14,911	(57,522)
Depreciation and amortization	469,585	466,150
Stock-based compensation expense	1,067,080	1,123,283
Loss on derivative financial instrument	717,045	-
Adjusted EBITDA	$1,257,395	$(1,096,831)
Basic and diluted Adjusted EBITDA per common share, non-GAAP	$0.05	$(0.05)

	For the Twelve Months Ended December 31,
	2009	2008

Net cash flows provided by (used in):
Operating activities	$1,849,587	$(845,697)
Investing activities	(361,763)	(127,082)
Financing activities	(304,318)	160,848
Increase (decrease) in cash	1,183,506	(811,931)

Cash - beginning of period	3,143,904	3,955,835
Cash - end of period	$4,327,410	$3,143,904